INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated
April 18, 2002 in this Registration Statement on Form S-8 of
Urbanalien Corporation.


We also consent to the references to us under the heading
"Experts" in such Document.


November 26, 2002

Malone & Bailey, PLLC
--------------------------
Malone & Bailey, PLLC
Houston, Texas